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                                                              EXHIBIT (h)(4)(a)

                              AMENDMENT NO. 3 TO
                         FUND PARTICIPATION AGREEMENT

   This Amendment No. 3 to the Fund Participation Agreement ("Agreement") dated September 30, 2002 between American General Life Insurance Company ("AGL") (successor by merger to SunAmerica Annuity and Life Assurance Company ("SAAL") and formerly known as AIG SunAmerica Life Assurance Company and as Anchor National Life Insurance Company), American Funds Insurance Series (the "Series") and Capital Research and Management Company ("CRMC") is effective as of April 30, 2013. All capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such term in the Agreement.

   WHEREAS, effective December 31, 2012, SAAL merged with and into AGL, an affiliate, with AGL being the surviving company (the "Merger"); and

   WHEREAS, by consent dated September 9, 2012, the parties to the Agreement consented and agreed to the assumption of such Agreement by AGL; and

   WHEREAS, the parties wish to amend certain provisions of the Agreement in order to add AGL variable life insurance products to the Agreement.

   NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and intending to be legally bound, the Agreement is hereby amended as follows:

1. Any and all references in the Agreement to the Contracts as defined therein shall be deemed to refer to variable universal life insurance policies and variable annuity contracts.

2. Any and all references in the Agreement to AIG SunAmerica shall be deemed to refer to AGL.

3. Section 27 of the Agreement is amended and replaced in its entirety as follows:

   All notices, consents, waivers, and other communications under this Agreement must be in writing, and will be deemed to have been duly received:
   (a) when delivered by hand (with written confirmation of receipt); (b) when sent by facsimile (with written confirmation receipt), provided that a copy is mailed by registered mail, return receipt requested; or (c) the day after it is sent by a nationally recognized overnight delivery service, in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

   If to AGL:
   American General Life Insurance Company
   21650 Oxnard Avenue, Suite 750

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       Woodland Hills, CA 91367-4997
       Attn: Vice President, Investment Management
       Facsimile No.: (818) 251-4949

       With a copy to:
       American General Life Insurance Company
       1 SunAmerica Center
       Los Angeles, CA 90067
       Attn: General Counsel, Annuities and Income Solutions
       Facsimile No.: 310-772-6574

       American General Life Insurance Company
       2919 Allen Parkway, L4-01
       Houston, TX 77019
       Attn: General Counsel, Variable Life Insurance Products
       Facsimile No.: 713-831-1266

       If to the Fund:
       American Funds Insurance Series
       333 S. Hope Street, 55th Floor
       Los Angeles, CA 90071
       Attn: Michael J. Downer, Senior Vice President
       Facsimile No.: 213-486-9041

       If to the Adviser:
       Capital Research and Management Company
       333 S. Hope Street, 55th Floor
       Los Angeles, CA 90071
       Attn: Michael J. Downer, Senior Vice President and Legal Counsel, Fund Business Management Group, and Secretary
       Facsimile No.: 213-486-9041

       In either case with a copy to:
       Capital Research and Management Company
       333 S. Hope Street, 55th Floor
       Los Angeles, CA 90071
       Attn: Kenneth R. Gorvetzian, Vice President and Senior Counsel, Fund Business Management Group
       Facsimile No.: 213-486-9041

    4. Schedules A, B and C to the Agreement are deleted and replaced in their entirety with Schedules A, B and C attached hereto, respectively.

    5. All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

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   IN WITNESS WHEREOF, the parties have hereunto affixed their respective authorized signatures, intending that this Amendment No. 1 be effective as indicated hereinabove.

AMERICAN GENERAL LIFE INSURANCE COMPANY
(on behalf of itself and its Accounts)

By:     -------------------------------------
Name:
Title:

AMERICAN FUNDS INSURANCE SERIES

By:     -------------------------------------
Name:
Title:

CAPITAL RESEARCH AND MANAGEMENT COMPANY

By:     -------------------------------------
Name:
Title:

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                                  SCHEDULE A

                                   CONTRACTS

Variable Annuities including, without limitation, the following:
Anchor Advisor
Polaris 401(k)
Polaris
Polaris II
Polaris II A-Class
Polaris II A-Class Platinum Series
Polaris II Platinum Series
Polaris Platinum
Polaris Platinum II
Polaris Platinum O-Series
Polaris Protector
Polaris Choice II
Polaris Advisor
American Pathway II

Variable Universal Life Insurance Policies including, without limitation, the following:
Income Advantage Select
Protection Advantage Select

And other Contracts to which AGL may make the Series available after notice to CRMC and the Series.

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                                  SCHEDULE B

                                   ACCOUNTS

Variable Separate Account
Variable Annuity Account Seven
Separate Account VL-R

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                                  SCHEDULE C

                         PARTICIPATING FUNDS - CLASS 2

Asset Allocation Fund
Global Growth Fund
Growth Fund
Growth-Income Fund
High-Income Bond Fund
International Fund